UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report: February 13, 2025

(Date of earliest event reported)

GENCOR INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

5201 North Orange Blossom Trail, Orlando, Florida 32810

(Address of principal executive offices) (Zip Code)

(407) 290-6000

(Registrant’s telephone number, including area code)

Delaware	001-11703	59-0933147
(State or other jurisdiction of incorporated or organization)	Commission File Number	(I.R.S. Employer Identification No.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act

Title of Each Class	Trading Symbol(s)	Name of Exchange on which registered
Common Stock ($.10 Par Value)	GENC	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01. Changes in Registrant’s Certifying Accountant.

(a) Dismissal of Independent Registered Public Accounting Firm

On February 13, 2025, the Board of Directors of the Company (the “Board”), upon recommendation by the Audit Committee of the Board of Gencor Industries, Inc. (the “Company”) dismissed Forvis Mazars, LLP (“Forvis Mazars”) as the independent registered public accounting firm of the Company, effective immediately.

From November 1, 2024 through February 13, 2025, the period during which Forvis Mazars was engaged as the Company’s independent registered public accounting firm, there were no disagreements with Forvis Mazars on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Forvis Mazars, would have caused Forvis Mazars to make reference to the subject matter of the disagreements as defined in Item 304 of Regulation S-K in connection with any reports it would have issued, and there were no “reportable events” as such term is described in Item 304 of Regulation S-K, except as noted below. Forvis Mazars did not issue any reports on the Company’s consolidated financial statements or the Company’s internal control over financial reporting.

During the audit for the year ended September 30, 2024, which has not been completed, material weaknesses were identified by management, in consultation with Forvis Mazars, in the Company’s internal control over financial reporting, as previously discussed in the Company’s NT 10-K filed with the Securities and Exchange Commission on December 17, 2024. The material weaknesses were due to (i) information technology general controls, (ii) controls over key third-party service provider System and Organizational reports, (iii) controls over the period-end close process, and (iv) the monitoring of the Company’s internal control framework.

The Company provided Forvis Mazars a copy of the statements made in this Item 4.01. Attached as Exhibit 16.1 to this Form 8-K is the letter from Forvis Mazars to the Securities and Exchange Commission, dated February 20, 2025.

(b) Engagement of New Independent Registered Public Accounting Firm

The Board, upon recommendation by the Audit Committee of the Board, approved the appointment of Berkowitz Pollack Brant Advisors + CPAs (“BPB”) as the Company’s new independent registered public accounting firm, which became effective on February 20, 2025 after completion of BPB’s client acceptance procedures.

Prior to the engagement of BPB, neither the Company nor anyone on its behalf consulted BPB regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a “disagreement” or a “reportable event,” each as defined in Regulation S-K Item 304(a)(1)(iv) and 304(a)(1)(v), respectively.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

16.1	Letter from Forvis Mazars to the Securities and Exchange Commission, dated February 20, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENCOR INDUSTRIES, INC.

February 20, 2025	By:	/s/ Marc G. Elliott
Marc G. Elliott, President

February 20, 2025	By:	/s/ Eric E. Mellen
Eric E. Mellen, Chief Financial Officer